NeuroPace Reports Third Quarter 2026 Financial Results and Provides Revised Full Year Guidance

Q3 2026 total revenue of $23.1 million, including $22.9 million in RNS revenue representing 1% growth

Revises full year 2026 revenue guidance to $91 million to $92 million; focused on improving commercial execution and accelerating growth

Advances innovation pipeline with NeuroPace Remote Care™ FDA submission and upcoming IGE PMA-S Amendment, supporting significant long-term growth opportunities

Mountain View, Calif. – November 12, 2026 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today reported financial results for the third quarter ended September 30, 2026, and provided a corporate update.

Third Quarter 2026 Financial Highlights
•Total revenue of $23.1 million in the third quarter of 2026
•RNS System revenue of $22.9 million in the quarter, representing 1.4% growth compared to the third quarter of 2025
•Net loss in the third quarter of 2026 was ($3.3) million compared to ($4.9) million in the third quarter of 2025
•Adjusted EBITDA of $0.4 million for the third quarter of 2026, compared to ($1.3) million in the third quarter of 2025

Third Quarter 2026 Operational & Strategic Highlights
•Completed a Submission Issue Request (SIR) meeting with the FDA in October regarding the Company’s premarket approval (PMA) supplement for idiopathic generalized epilepsy (IGE). NeuroPace is incorporating the agency’s feedback into an amendment and expects to submit the amendment around year end.
•Submitted a PMA-Supplement for Remote Care to the FDA, with a planned 180-day review cycle. Remote Care is designed to enable physicians to program the RNS System through telehealth, reducing the need for in-person visits and helping address travel and geographic barriers that can limit access to RNS therapy, particularly for patients who live farther from epilepsy centers.
•Initiated enrollment in AURORA, a real-world evidence study designed to support expansion of the RNS System’s indication to adolescents aged 12–17 with drug-resistant focal epilepsy. Data collection is expected to be completed in early 2027, followed by analysis and submission to the FDA.

“Third-quarter revenue was below our expectations, and we have taken and are taking action to improve commercial execution and return the business to historical growth rates,” said Joel Becker, President and Chief Executive Officer of NeuroPace. “The shortfall was concentrated in several of our largest accounts and reflected isolated account-level issues and changes to our field organization that created more disruption than anticipated. We are addressing these factors, and fourth-quarter scheduled cases have begun to recover. Ongoing demand for RNS therapy, compelling clinical outcomes and the substantial opportunity within our current indication all remain and reinforce our confidence in the business performing in line with historical growth rates. Our focus is on continuing to translate that opportunity into consistent growth through deeper customer engagement and stronger commercial execution.”

“Our innovation pipeline represents one of the most significant opportunities ahead for NeuroPace, combining potential indication expansion with capabilities that can make RNS therapy more accessible, efficient and personalized,” Becker continued. “Following our SIR meeting with the FDA, we are preparing the amendment to our IGE submission. We have also initiated enrollment in AURORA, our real-world evidence study supporting potential expansion into adolescent focal epilepsy, and submitted Remote Care for FDA review. Together with ECoG Assistant, our broader AI development programs and our next-generation platform, these initiatives can extend our reach to new patient populations and strengthen the differentiated value of RNS therapy. We believe the opportunity in our core business and the breadth of our pipeline position NeuroPace for substantial long-term growth.”

Third Quarter 2026 Financial Results
RNS System revenue totaled $22.9 million in the third quarter of 2026, representing growth of 1.4% compared to the third quarter of 2025. Total revenue in the third quarter of 2026 declined 1.1% to $23.1 million, compared with revenue of $23.4 million in the third quarter of 2025.

Non-GAAP gross margin for the third quarter of 2026 was 84.8%, compared with 82.8% in the third quarter of 2025. The slight year-over-year growth was driven by improved labor absorption. Total GAAP gross margin from continuing operations in the third quarter of 2026 was 84.3%.

Non-GAAP operating expenses in the third quarter of 2026 were $19.2 million, compared with $20.7 million in the third quarter of 2025. GAAP operating expenses in the third quarter of 2026 were $21.6 million.

Non-GAAP sales and marketing expense in the third quarter of 2026 was $10.5 million, compared with $11.2 million in the third quarter of 2025. The year-over-year decline was largely due to a decrease in personnel-related expenses resulting from a decrease in sales and field support personnel costs, including sales commissions, partially offset by an increase in headcount.

Non-GAAP research and development expense in the third quarter of 2026 was $5.5 million, compared with $5.8 million in the third quarter of 2025. The year-over-year decline was primarily driven by a decrease in personnel-related expenses, including variable compensation, partially offset by less grant funds received primarily from the National Institutes of Health which are recognized as a reduction in research and development expenses.

Non-GAAP general and administrative expense in the third quarter of 2026 was $3.2 million compared with $3.7 million in the third quarter of 2025. The year-over-year decline was largely due to a decrease in personnel-related expenses from variable compensation, partially offset by an increase from headcount increase.

Non-GAAP income from operations was $0.4 million in the third quarter of 2026, compared with loss from operations of ($1.4) million in the third quarter of 2025. Non-GAAP net loss was ($0.9) million for the third quarter of 2026 compared with net loss of ($2.3) million in the third quarter of 2025. GAAP net loss in the third quarter of 2026 was ($3.3) million.

The Company’s cash, cash equivalents, short-term investments and restricted cash balance as of September 30, 2026 was $49.5 million compared with $51.9 million at the end of the prior quarter. Long-term borrowings totaled $59.2 million as of September 30, 2026.

Full Year 2026 Financial Guidance
•Revise total revenue guidance for full year 2026 to between $91 million and $92 million, representing underlying RNS growth of 10% to 11%. This compares to previously issued guidance of $99.5 million to $101.5 million. This guidance continues to reflect expected service revenue of approximately $1 million.
•Increase full year non-GAAP gross margin to between 83.0% and 83.5%, an increase compared to 82.0% to 83.0% previously.
•Revise full year non-GAAP operating expenses to be between $85 million and $86 million, compared to previous guidance of $90 million to $92 million. This revised range continues to exclude approximately $10 million in stock-based compensation, a non-cash expense.

•Revise Adjusted EBITDA to be between ($8.5) million and ($9.5) million compared to previous guidance between ($7.5) million to ($8.5) million.

Non-GAAP Measures
To supplement NeuroPace’s condensed financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP net loss from operations. NeuroPace believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of the Company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Discontinued Operations & Basis of Presentation
The Company’s DIXI Medical product operations are presented as discontinued operations under ASC 205-20. Unless otherwise noted, the results discussed in this release reflect continuing operations; and prior-period amounts have been reclassified on a comparable basis, with no effect on previously reported net loss, total assets, total liabilities, or total stockholders’ equity. See the accompanying financial statements for the GAAP presentation of continuing and discontinued operations.

Webcast and Conference Call Information
NeuroPace will host a conference call to discuss the third quarter and full year 2026 financial results after market close on Thursday, November 12, 2026, at 4:30 P.M. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at https://events.q4inc.com/attendee/345741415. Individuals interested in participating in the call via telephone may access the call by dialing + 1 (833) 461-5787 and referencing Conference ID 345 741 415. The webcast will be archived on the Company’s investor relations website at https://investors.neuropace.com/news-and-events/events and will be available for replay for at least 90 days after the event.

About NeuroPace, Inc.
Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: Expectations regarding the Company’s future revenue and growth based on a continued operations basis, excluding revenue from the DIXI Medical product operations; NeuroPace’s expectations, forecasts and beliefs with respect to potential indication expansion for its RNS System and its software, technology and other product development efforts; increasing access to and adoption of RNS therapy as the standard of care in drug-resistant epilepsy; NeuroPace’s continued execution on its long-term revenue growth strategy, including with respect to sustained revenue growth and long-term value creation. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2026 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that it could use its cash resources sooner than expected; risks that NeuroPace’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System, including risks related to the NAUTILUS submission, the forthcoming Submission Issue Request (SIR) Q-Sub process, AURORA, and the Remote Care submission; risks related to product development, including risks related to the development of AI-powered software, including NeuroPace AI® and the next generation device platform; risks related to NeuroPace’s reliance on contractors and other third parties, including single-source suppliers and vendors; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on November 12, 2026, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:
Scott Schaper
Vice President, Finance and Investor Relations
sschaper@neuropace.com
investors@neuropace.com

NeuroPace, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for share and per share amounts)	2026	2025	2026	2025
Revenue	$23,104	$23,351	$67,933	$61,173
Cost of goods sold	3,633	4,181	11,545	10,659
Gross profit	19,471	19,170	56,388	50,514
Operating expenses:
Sales and marketing	11,169	12,025	34,876	33,919
Research and development	6,166	6,576	20,253	20,861
General and administrative	4,216	4,594	14,087	14,708
Total operating expenses	21,551	23,195	69,216	69,488
Loss from continuing operations	(2,080)	(4,025)	(12,828)	(18,974)
Interest income	511	667	1,599	2,178
Interest expense	(1,565)	(1,645)	(4,625)	(5,857)
Other income (expense), net	(164)	82	(370)	(486)
Net loss and comprehensive loss from continuing operations	$(3,298)	$(4,921)	$(16,224)	$(23,139)
Net income from discontinued operations	$—	$1,425	$37	$4,403
Net loss and comprehensive loss	$(3,298)	$(3,496)	$(16,187)	$(18,736)

Net loss per share from continuing operations attributable to common stockholders, basic and diluted	$(0.10)	$(0.15)	$(0.48)	$(0.71)
Net income per share from discontinued operations attributable to common stockholders, basic and diluted	$0.00	$0.04	$0.00	$0.13
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.11)	$(0.48)	$(0.58)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,346,892	33,134,606	34,058,353	32,498,907

NeuroPace, Inc.
Condensed Balance Sheets
(unaudited)

	September 30,	December 31,
(in thousands, except for share and per share amounts)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$10,235	$21,692
Short-term investments	38,996	39,366
Accounts receivable	14,275	12,936
Inventory	18,800	14,862
Prepaid expenses and other current assets	2,234	1,438
Current assets of discontinued operations	—	3,779
Total current assets	84,540	94,073
Property and equipment, net	1,164	1,125
Operating lease right-of-use asset	8,740	10,132
Restricted cash	242	122
Other assets	89	113
Total assets	$94,775	$105,565
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,240	$1,776
Accrued liabilities	10,383	13,184
Operating lease liability	2,327	2,117
Deferred revenue	120	141
Current liabilities of discontinued operations	—	596
Total current liabilities	16,070	17,814
Long-term debt	59,158	58,884
Operating lease liability, net of current portion	8,055	9,836
Total liabilities	83,283	86,534
Stockholders’ equity:
Common stock, $0.001 par value	34	34
Additional paid-in capital	580,060	571,412
Accumulated deficit	(568,602)	(552,415)
Total stockholders’ equity	11,492	19,031
Total liabilities and stockholders’ equity	$94,775	$105,565

NeuroPace, Inc.
Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Cash flows from operating activities
Net loss	$(3,298)	$(3,496)	$(16,187)	$(18,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,430	2,628	7,011	8,482
Depreciation	80	54	206	158
Amortization of debt discount and issuance costs	71	70	209	174
Non-cash interest expense	80	73	237	463
Loss on debt extinguishment	—	—	—	527
Amortization of right-of-use asset	475	433	1,392	1,268
Unrealized loss (gain) on short-term investments	164	(82)	370	(41)
Inventory write-downs	169	47	313	140
Loss on disposal of property and equipment	—	—	—	2
Changes in operating assets and liabilities:
Accounts receivable	655	(1,383)	406	(2,087)
Inventory	(858)	(1,836)	(2,218)	(4,894)
Prepaid expenses and other assets	(780)	(537)	(794)	134
Accounts payable	(946)	(48)	1,037	1,655
Accrued liabilities	(467)	2,650	(2,956)	2,530
Deferred revenue	(3)	(48)	(21)	93
Operating lease liabilities	(535)	(469)	(1,571)	(1,380)
Net cash used in operating activities	(2,763)	(1,944)	(12,566)	(11,512)
Cash flows from investing activities
Acquisition of property and equipment	(16)	(30)	(258)	(235)
Net cash used in investing activities	(16)	(30)	(258)	(235)
Cash flows from financing activities
Proceeds from issuance of common stock in follow-on offering, net of underwriting discounts and commissions	—	(50)	—	69,654
Repurchase of common stock from KCK Ltd.	—	—	—	(49,546)
Proceeds from issuance of common stock under employee plans	539	1	1,926	1,152
Taxes withheld and paid related to net share settlement of equity awards	(62)	(53)	(289)	(455)
Proceeds from At-the-Market offering, net of sales commission	—	—	—	232
Proceeds from debt, net of discounts and issuance costs	—	(133)	—	58,435
Payment of annual debt fee	—	—	(150)	—
Repayment of debt	—	—	—	(60,507)
Net cash provided by (used in) financing activities	477	(235)	1,487	18,965
Net increase (decrease) in cash and cash equivalents	(2,302)	(2,209)	(11,337)	7,218
Cash, cash equivalents and restricted cash at the Beginning of the Period	12,779	22,979	21,814	13,552
Cash, cash equivalents and restricted cash at the End of the Period	$10,477	$20,770	$10,477	$20,770
Reconciliation of cash, cash equivalents and restricted cash to balance sheets:
Cash and cash equivalents	$10,235	$20,648	$10,235	$20,648
Restricted cash	242	122	242	122
Cash, cash equivalents and restricted cash in balance sheets	$10,477	$20,770	$10,477	$20,770

NeuroPace, Inc.
Table 1. 2025 GAAP to Non-GAAP Reconciliations from Continuing Operations
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
RNS revenue	$18,151	$18,564	$22,580	$22,374	$81,669
Service revenue	170	937	771	886	2,764
Revenue	$18,321	$19,501	$23,351	$23,260	$84,433

GAAP cost of goods sold	$3,190	$3,288	$4,181	$4,405	$15,064
Stock-based compensation	178	173	168	175	694
Non-GAAP cost of goods sold	$3,012	$3,115	$4,013	$4,230	$14,370

GAAP sales and marketing expense	$10,405	$11,489	$12,025	$10,713	$44,632
Stock-based compensation	783	761	781	727	3,052
Non-GAAP sales and marketing expense	$9,622	$10,728	$11,244	$9,986	$41,580

GAAP research and development expense	$7,440	$6,845	$6,576	$7,027	$27,888
Stock-based compensation	872	865	821	848	3,406
Non-GAAP research and development expense	$6,568	$5,980	$5,755	$6,179	$24,482

GAAP general and administrative expense	$4,046	$6,068	$4,594	$4,382	$19,090
Stock-based compensation	793	1,429	858	857	3,937
Non-GAAP general and administrative expense	$3,253	$4,639	$3,736	$3,525	$15,153

GAAP operating expenses	$21,891	$24,402	$23,195	$22,122	$91,610
Stock-based compensation	2,448	3,055	2,460	2,432	10,395
Non-GAAP operating expenses	$19,443	$21,347	$20,735	$19,690	$81,215

GAAP loss from continuing operations	$(6,760)	$(8,189)	$(4,025)	$(3,267)	$(22,241)
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Non-GAAP loss from continuing operations	$(4,134)	$(4,961)	$(1,397)	$(660)	$(11,152)
Depreciation	49	55	54	80	238
Adjusted EBITDA from continuing operations (Non-GAAP)	$(4,085)	$(4,906)	$(1,343)	$(580)	$(10,914)

GAAP loss from continuing operations	$(6,760)	$(8,189)	$(4,025)	$(3,267)	$(22,241)
Interest and other income (expense), net	(1,442)	(1,827)	(896)	(962)	(5,127)
GAAP net loss from continuing operations	$(8,202)	$(10,016)	$(4,921)	$(4,229)	$(27,368)
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Non-GAAP net loss from continuing operations	$(5,576)	$(6,788)	$(2,293)	$(1,622)	$(16,279)

NeuroPace, Inc.
Table 2. 2026 GAAP to Non-GAAP Reconciliations from Continuing Operations
(unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
RNS revenue	$21,689	$22,524	$22,901	$67,114
Service revenue	314	302	203	819
Revenue	$22,003	$22,826	$23,104	$67,933

GAAP cost of goods sold	$3,992	$3,920	$3,633	$11,545
Stock-based compensation	138	126	118	382
Non-GAAP cost of goods sold	$3,854	$3,794	$3,515	$11,163

GAAP sales and marketing expense	$11,583	$12,124	$11,169	$34,876
Stock-based compensation	595	650	656	1,901
Non-GAAP sales and marketing expense	$10,988	$11,474	$10,513	$32,975

GAAP research and development expense	$7,189	$6,898	$6,166	$20,253
Stock-based compensation	713	624	647	1,984
Non-GAAP research and development expense	$6,476	$6,274	$5,519	$18,269

GAAP general and administrative expense	$4,844	$5,027	$4,216	$14,087
Stock-based compensation	832	903	1,009	2,744
Non-GAAP general and administrative expense	$4,012	$4,124	$3,207	$11,343

GAAP operating expenses	$23,616	$24,049	$21,551	$69,216
Stock-based compensation	2,140	2,177	2,312	6,629
Non-GAAP operating expenses	$21,476	$21,872	$19,239	$62,587

GAAP loss from continuing operations	$(5,605)	$(5,143)	$(2,080)	$(12,828)
Stock-based compensation	2,278	2,303	2,430	7,011
Non-GAAP income (loss) from continuing operations	$(3,327)	$(2,840)	$350	$(5,817)
Depreciation	60	66	80	206
Adjusted EBITDA from continuing operations (Non-GAAP)	$(3,267)	$(2,774)	$430	$(5,611)

GAAP loss from continuing operations	$(5,605)	$(5,143)	$(2,080)	$(12,828)
Interest and other income (expense), net	(1,121)	(1,057)	(1,218)	(3,396)
GAAP net loss from continuing operations	$(6,726)	$(6,200)	$(3,298)	$(16,224)
Stock-based compensation	2,278	2,303	2,430	7,011
Non-GAAP net loss from continuing operations	$(4,448)	$(3,897)	$(868)	$(9,213)

NeuroPace, Inc.
Table 3. GAAP to Non-GAAP Reconciliations
2026 Revised Guidance

(in thousands)	2026 Guidance
RNS revenue	$90,000 to $91,000
Service revenue	~1,000
Revenue	$91,000 to $92,000

GAAP gross margin	83.0%
Stock-based compensation	~50 bps
Non-GAAP gross margin	83.0% to 83.5%

GAAP sales and marketing expense	~$48,000 to $49,000
Stock-based compensation	~3,000
Non-GAAP sales and marketing expense	$45,000 to $46,000

GAAP research and development expense	~$28,000
Stock-based compensation	~3,000
Non-GAAP research and development expense	~$25,000

GAAP general and administrative expense	~$19,000
Stock-based compensation	~4,000
Non-GAAP general and administrative expense	~$15,000

GAAP operating expenses	$95,000 to $96,000
Stock-based compensation	~10,000
Non-GAAP operating expenses	$85,000 to $86,000

GAAP loss from operations	($19,250) to ($20,250)
Stock-based compensation (including gross margin)	~10,500
Non-GAAP loss from operations	(8,750) to (9,750)
Depreciation	~250
Adjusted EBITDA (Non-GAAP)	($8,500) to ($9,500)